UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 12, 2017

TRIDENT BRANDS INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada	000-53707	26-1367322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Executive Drive, Suite 101, Brookfield, WI		53005
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (262) 789-6689

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities

Repurchase and Retirement of Secured Convertible Promissory Notes

On September 12, 2017 Trident Brands, Inc. (“we”, “us”, “our” the “Company”)  entered into a note purchase agreement with Fengate Trident LP. pursuant to which, in consideration for the issuance of 811,887 of our common shares to Fengate, we purchased outstanding secured convertible promissory notes of Mycell Technologies LLC having an aggregate balance due and payable of $511,141.17 in principal and $94,526.11 in interest accrued as at September 12, 2017.  The purchased notes, which were originally issued to LPF (MCTECH) Investment Corp. on January 22, 2016, February 5, 2016, and May 19, 2016, bear simple interest on unpaid principal at the rate of ten percent per annum.  The outstanding principal and accrued interest is convertible at the option of the note holder into securities of Mycell. We issued the 811,887 common shares to one (1) non-US person (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended.

Share Purchase Agreement with StreamPack Ltd.

Also on September 12, 2017 we entered into a Share Purchase Agreement dated September 6, 2017 among our wholly owned subsidiary, Trident Brands International Ltd. (“Trident International”), a Bahamas corporation, StreamPak Ltd. (“StreamPak”), an Anguilla corporation, and the sole shareholder of StreamPak, pursuant to which, in consideration for the payment of $125,000 in cash and 500,000 of our common shares, Trident International purchased 100% of the issued and outstanding common shares of StreamPak.  As a result of the share purchase StreamPak became a wholly owned subsidiary of Trident International. We issued the 500,000 common shares to one (1) non-US person (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended.

About StreamPak Ltd.

StreamPak is an augmented reality (“AR”) packaging agency with expertise in all aspects of packaging, prototyping, and AR development; including 3D renderings, animations, gaming, geo positioning  technology, tracking software, and the programming of mobile devices.   AR packaging refers to the practice of attaching media to physical objects so they can be viewed through a smartphone or other web enabled device.  Mr. Ruben Padilla, StreamPak’s founder and principal, will serve as general manager of StreamPak following the transaction.  Mr. Padilla is a former General Manager at Coca-Cola with extensive experience in procurement, production, logistics, sales, and operational marketing for CPG operations. Previously, he founded Protopak Innovations, a global market leader in the production of digitally printed packaging, which was acquired by Shawk, Inc. (SGK:NYSE) in 2007.  Mr. Padilla is known as a pioneer in the use of digital technology as it relates to various aspects of consumer packaging, including prepress automation, color management, digital printing, conversion, and plastic extrusion.  He owns an integrated bottling facility in Nassau, Bahamas, and is focused on the use of AR technology to create brand experiences for consumers.

Item 9.01 Financial Statements and Exhibits

10.1 Note Purchase Agreement with Fengate Trident LP dated September 12, 2017.

10.2 Share Purchase Agreement dated September 6, 2017 with Trident Brands International, StreamPak Ltd. and the Selling Shareholder of StreamPak Ltd..

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIDENT BRANDS INCORPORATED

/s/ Mark Holcombe
Mark Holcombe
President
Date: September 15, 2017

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